EXHIBIT 2.1

AGREEMENT for the sale and purchase of share

capital of SKY PLC

DATED 3 OCTOBER 2018

COMCAST BIDCO LIMITED

BSKYB HOLDCO, INC.

and

21ST CENTURY FOX UK NOMINEES LIMITED

ALLEN & OVERY LLP LONDON

THIS AGREEMENT is made on 3 October 2018

BETWEEN:

(1)	COMCAST BIDCO LIMITED, a company incorporated in England and Wales with registered number 11341936 and whose registered office is at 1 Central St. Giles, St. Giles High Street, London, WC2H 8NU, United Kingdom (the Purchaser);

(2)	BSKYB HOLDCO, INC., a company incorporated in Delaware whose registered office is at 1211 Avenue of the Americas, New York, NY 10036, United States of America (the Seller); and

(3)	21ST CENTURY FOX UK NOMINEES LIMITED, a company incorporated in England and Wales with registered number 02636672 and whose registered office is at 25 Soho Square, London, W1D 3QR, United Kingdom (the Trustee).

BACKGROUND:

(A)	The Seller is the beneficial owner of 672,783,139 shares of £0.50 each (the Shares) in the capital of Sky plc, a company incorporated in England and Wales with registered number 02247735 and whose registered office is at Grant Way, Isleworth, Middlesex, TW7 5QD (the Company). The Seller is a wholly owned subsidiary of Twenty-First Century Fox, Inc. a company incorporated under the laws of the state of Delaware with its principal registered office at 1211 Avenue of Americas, New York, NY, 10036, United States of America.

(B)	The Trustee, a wholly-owned subsidiary of the Seller, is the legal owner of the Shares and holds the Shares on trust for the Seller.

(C)	The Seller wishes to sell (or procure the sale of) full legal and beneficial title to the Shares and the Purchaser wishes to purchase the Shares on the terms set out in this agreement.

IT IS AGREED as follows:

1.	Sale and Purchase

1.1	The Seller shall sell (or procure the sale of) full legal and beneficial title to the Shares to the Purchaser free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature whatsoever and together with all rights attaching to them on or after 25 April 2018, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made, on or after 22 September 2018 and the Purchaser shall purchase such Shares, on the terms and conditions of this agreement, at a price of £17.28 per Share, being £11,625,692,641.92 in aggregate (the Purchase Price).

1.2	The Trustee shall act in accordance with the instructions of the Seller to transfer the full legal title to the Shares.

2.	Completion

2.1	The completion date for the sale and purchase of the Shares shall be 9 October 2018 (the Completion Date).

2.2	On the Completion Date:

(a)	the Seller shall procure delivery to the Purchaser of:

(i)	a duly executed transfer in favour of the Purchaser; and

(ii)	the original share certificate representing the Shares;

(iii)	an irrevocable power of attorney, in the form set out in Appendix 1 to this agreement, duly executed by the Trustee in favour of the Purchaser to secure its interest in the Shares pending registration of the transfer of the Shares in the Company’s register of members; and

(b)	the Purchaser shall pay an amount in cash equal to the Purchase Price into the following account for value on the Completion Date and in immediately available funds:

To:	JPMorgan Chase Bank, N.A. London
Swift:	CHASGB2L
Sort code:	60-92-42
A/C:	BSkyB Holdco, Inc.
A/C#:	41477544,

or such other account as the Seller shall, not later than 12.00 noon (London time) on 5 October 2018, have specified by giving written notice to the Purchaser for the purpose of that payment.

2.3	As soon as possible after the Completion Date, the Purchaser shall take all necessary steps within its control, including the payment of applicable stamp duty on the purchase of the Shares, to procure the registration of the Purchaser in the Company’s register of members in respect of the Shares.

3.	Warranties of the Seller

3.1	The Seller warrants to the Purchaser on the date of this agreement that:

(a)	the Seller is duly incorporated and validly existing under the laws of Delaware;

(b)	the Trustee is duly incorporated and validly existing under the laws of England and Wales;

(c)	each of the Seller and the Trustee has the power and authority to execute and deliver this agreement and to perform its obligations under it and has taken all action necessary to authorise such execution and delivery and the performance of such obligations;

(d)	this agreement constitutes legal, valid and binding obligations of the Seller and the Trustee in accordance with its terms;

(e)	this agreement has been duly executed and delivered by the duly-authorised representatives of the Seller and the Trustee;

(f)	the Seller is irrevocably and unconditionally entitled to sell and transfer the beneficial ownership of the Shares and to procure the transfer of the legal ownership of the Shares by the Trustee and that such Shares are sold fully paid and free from all liens, equities, charges, encumbrances, options, rights of pre-emption and any other third party rights and interests of any nature whatsoever and together with all rights attaching to them on or after 25 April 2018, including, without limitation, voting rights and the right to receive and retain in full all dividends and other distributions (if any) declared, made or paid, or any other return of capital (whether by way of reduction of share capital or share premium account or otherwise) made, on or after 22 September 2018.

3.2	Each of the warranties set out in clause 3.1 above is separate and independent and is not limited by reference to any other warranty.

3.3	Each of the Seller and the Trustee irrevocably undertakes to execute any further documents, take any further action and give any further assurance which may be required to transfer legal and beneficial title to any of the Shares to the Purchaser or as otherwise may be necessary to give full effect to this agreement.

4.	Warranties of the Purchaser

4.1	The Purchaser warrants to the Seller as at the date of this agreement that:

(a)	it is duly incorporated and validly existing under the laws of England and Wales;

(b)	it has the power and authority to execute and deliver this agreement and to perform its obligations under it and has taken all action necessary to authorise such execution and delivery and the performance of such obligations;

(c)	this agreement constitutes legal, valid and binding obligations of the Purchaser in accordance with their respective terms;

(d)	this agreement has been duly executed and delivered by the duly-authorised representatives of the Purchaser;

4.2	Each of the warranties set out in clause 4.1 above is separate and independent, is not limited by reference to any other warranty.

5.	Notices

5.1	Any notice or other communication to be given under this agreement must be in writing and must be delivered or sent by post, fax or electronically to the party to whom it is to be given its address appearing in this agreement as follows:

(a)	to the Seller and the Trustee at:

Twenty-First Century Fox, Inc.

1211 Avenue of the Americas

New York

NY 10036

United States of America

Fax: +1-212-852-7214

marked for the attention of: Legal Department

E-mail: jnova@21cf.com

(b)	to the Purchaser at:

Comcast Corporation

Comcast Center

1801 JFK Boulevard

Philadelphia, PA 19103

Fax: +1-212-286-7794

marked for the attention of Executive Vice President, General Counsel & Secretary

E-mail: art_block@comcast.com

or at any such other address or fax number of which it shall have given notice for this purpose to the other party under this clause. Any notice or other communication sent by post shall be sent by prepaid first class post (if within the United Kingdom or by prepaid airmail (if the country of destination is not the same as the country of origin).

5.2	Any notice or other communication shall be deemed to have been given:

(a)	if delivered, on the date of delivery; or

(b)	if sent by post, at 10.00 a.m. (London time) on the second day, (other than a Saturday, Sunday, public or bank holiday in the UK) on which banks are open for business in the City of London (a Business Day) after it was put into the post; or

(c)	if sent by fax, on the date of transmission, if transmitted before 3.00 p.m. (local time at the country of destination) on any Business Day, and in any other case on the Business Day following the date of transmission; or

(d)	if sent by e-mail, upon the generation of a receipt notice by the recipient’s server or, if such notice is not generated, upon delivery to the recipient’s server.

5.3	In proving the giving of a notice or other communication, it shall be sufficient to prove that delivery was made or that the envelope containing the communication was properly addressed and posted by prepaid first class post or by prepaid airmail, that the fax was properly addressed and transmitted or that the e-mail was properly addressed and transmitted by the sender’s server into the network and there was no apparent error in the operation of the sender’s e-mail system, as the case may be.

5.4	This clause shall not apply in relation to the service of any claim form, notice, order, judgment or other document relating to or in connection with any proceedings, suit or action arising out of or in connection with this agreement.

6.	General

6.1	Each party shall, at its own cost and expense, procure the convening of all meetings, the giving of all waivers and consents and the passing of all resolutions and shall otherwise exercise all powers and rights available to it in order to give effect to this agreement.

6.2	None of the rights or obligations under this agreement may be assigned or transferred without prior written consent of the parties to this agreement.

6.3	This agreement may be executed in any number of counterparts, all of which, taken together, shall constitute one and the same agreement, and any party may enter into this agreement by executing a counterpart.

6.4	This agreement contains the whole agreement between the parties relating to the transactions contemplated by this agreement and supersedes all previous agreements, whether oral or in writing, between the parties relating to these transactions. Except as required by statute, no terms shall be implied (whether by custom, usage or otherwise) into this agreement.

6.5	Each party shall pay the costs and expenses incurred by it in connection with the entering into and completion of this agreement.

6.6	Except as otherwise expressly stated in this agreement, a person who is not a party to this agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

6.7	From the date of this agreement, each party shall, at its own cost and expense, execute and do (or procure to be executed and done by any other necessary party) all such deeds, documents, acts and things as any other party may from time to time require in order to transfer any of the Shares in the Purchaser or its assignee or as otherwise may be necessary to give full effect to this agreement.

7.	Governing Law and Jurisdiction

7.1	This agreement and any non-contractual obligations arising out of or in connection with it shall be governed by English law.

7.2	The English courts have exclusive jurisdiction to settle any dispute arising out of or in connection with this agreement (including a dispute relating to any non-contractual obligations arising out of or in connection with this agreement) and the parties submit to the exclusive jurisdiction of the English courts.

7.3	The parties waive any objection to the English courts on grounds that they are an inconvenient or inappropriate forum to settle any such dispute.

7.4	The Seller irrevocably appoints the Trustee as its agent to receive on its behalf in England and Wales service of any legal proceedings to settle any dispute or claim arising out of or in connection with this agreement or its subject matter or formation. Such service shall be deemed completed on delivery to such agent (whether or not it is forwarded to and received by the Seller) and shall be valid until such time as the Purchaser has received prior written notice that such agent has ceased to act as agent. If for any reason such agent ceases to be able to act as agent or no longer has an address in England and Wales, the Seller shall forthwith appoint a substitute acceptable to the Purchaser and deliver to the Purchaser the new agent's name and address within England and Wales.

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AS WITNESS this agreement has been signed by the parties (or their duly authorised representatives) on the date stated at the beginning of it.

SIGNED by	)
for COMCAST BIDCO LIMITED	) ……………………………………

SIGNED by	)
for BSKYB HOLDCO, INC.	) ……………………………………

SIGNED by	)
for 21ST CENTURY FOX UK NOMINEES LIMITED	) ……………………………………

APPENDIX 1

POWER OF ATTORNEY

THIS POWER OF ATTORNEY is granted on 9 October 2018

21st Century Fox Nominees Limited, a company incorporated in England and Wales (registered number 02636672), whose registered is at 25 Soho Square, London, W1D 3QR, England (the Company), irrevocably APPOINTS:

Comcast Bidco Limited, a company incorporated in England and Wales (registered number 11341936) 1 Central St. Giles, St. Giles High Street, London, United Kingdom, WC2H 8NU,

1.1	to be its attorney will full power pending registration of the attorney as the legal holder of the 672,783,139 ordinary shares of £0.50 each in the capital of Sky plc (Sky) (the Shares) to exercise all rights of ownership which are capable of exercise by the Company in the capacity of registered holder of the Shares including (but not limited to):

(a)	receiving notice of, attending and voting at any general meeting of the shareholders of Sky, or signing any resolution as holder of the Shares;

(b)	the right to nominate proxies on behalf of the Company, the right to consent to short notice and any other documents required to be signed by the holder of the Shares;

(c)	dealing with and giving directions as to any moneys, securities, benefits, documents, notices or other communications (in whatever form) arising by right of the Shares or in connection with the Shares, in each case received from Sky; and

(d)	otherwise executing, delivering and doing all deeds, instruments and acts in the name of the Company in relation to the Shares insofar as may be done in the Company’s capacity as registered holder of the Shares, in each case as the attorney in its absolute discretion sees fit.

1.2	The Company will not exercise any rights attaching to the Shares or exercisable in the capacity of registered holder without the attorney’s prior written consent.

1.3	The Company will hold on trust for the attorney and will promptly notify the attorney of any moneys or documents received by it from Sky in its capacity as registered holder of the Shares after the date of this power of attorney, and will act promptly in accordance with the attorney’s reasonable instructions in relation to any such thing.

1.4	The attorney may delegate one or more of the powers conferred on it under this deed to an officer of the attorney appointed for that purpose by the board of directors of the attorney by resolution or otherwise.

1.5	The Company will ratify whatever its attorney lawfully does or causes to be done under the authority or purported authority of this power of attorney.

1.6	This power is given to secure the proprietary interest of the attorney in the Shares. This power and the powers conferred on the attorney in this deed will terminate (without prejudice to anything done by the attorney pursuant to it before termination) on the date on which the attorney and/or its nominee is entered in the register of members of the Company as the legal holder of the Shares

1.7	This power of attorney is governed by and shall be construed in accordance with English law.

1.8	This power is delivered as a deed on the date written at the start of this power of attorney.

IN WITNESS whereof this deed has been executed and delivered on the date stated at the beginning of it.

EXECUTED AS A DEED by	)
21ST CENTURY FOX UK NOMINEES LIMITED	)
acting by	)
……………………………………	) ……………………………………

Witness’s signature:
……………………………………
Name:
Address: